EXHIBIT 99.1


                         U S INDUSTRIAL SERVICES, INC.
                                11011 JONES ROAD
                              HOUSTON, TEXAS 77070
                                 (281) 774-7012

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                                     NOTICE

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                                     GENERAL

          This Notice is being furnished by U S Industrial Services, Inc., a Delaware corporation (the "Corporation"), to advise you, as a holder of the Corporation's Common Stock, $.01 par value per share, of an amendment to our Certificate of Incorporation recently adopted by written consent by the holder of more than a majority of the outstanding shares of Common Stock. The amendment was adopted in order to reduce the annual franchise tax payable by the Corporation to the State of Delaware. The amendment does not affect your ownership of Common Stock of the Corporation. No approval of the other stockholders of the Corporation is required or is being sought as to the action described in this Notice.

          This Notice is being mailed on or about January 10, 2000 to stockholders of record of the Corporation as of the close of business on December 27, 1999 (the "Record Date").


                    AMENDMENT TO CERTIFICATE OF INCORPORATION

GENERAL
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          On December 27, 1999, the Board of Directors of the Corporation
unanimously adopted resolutions authorizing a proposed amendment (the "Charter Amendment") to the Corporation's Certificate of Incorporation to reduce the number of authorized shares of the Corporation's Preferred Stock, $.01 par value per share, from 20,000,000 shares to 1,000,000 shares, declared the Charter Amendment to be advisable and called for the submission of the Charter Amendment for stockholder approval.

          American Eco Corporation, an Ontario corporation (the "Majority Stockholder"), as the holder of approximately 81.9% of the currently outstanding shares of Common Stock on the Record Date, provided its written consent on December 27, 1999 to adopt the Charter Amendment. Section 228(d) of the General Corporation Law of the State of Delaware provides that stockholders of a Delaware corporation holding a number of shares sufficient to authorize corporate action, but less than all of the outstanding shares, may authorize the action by written consent provided that prompt notice is given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting, advising them of the action taken.


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          The Corporation is sending this Notice to all remaining stockholders of the Corporation to advise them that the Charter Amendment deleted Article FOURTH of the previous Certificate of Incorporation in its entirety and substituting in lieu thereof the following new Article FOURTH:

          "FOURTH: Capital Stock. The number of shares of stock which the
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     Corporation shall have authority to issue is twenty-five million
     (25,000,000) shares of common stock, $.01 par value per share (hereinafter referred to as "Common Stock"), and one million
     (1,000,000) shares of preferred stock, $.01 par value per share (hereinafter referred to as "Preferred Stock")."

          The Charter Amendment became effective on December 29, 1999 upon filing with the Secretary of State of the State of Delaware.


REASON FOR REDUCTION IN AUTHORIZED SHARES OF PREFERRED STOCK
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          When the Corporation changed its state of incorporation from Hawaii to
Delaware as well as its name from EIF Holdings, Inc. to U S Industrial Services, Inc. in June of 1998, it established a large number of authorized shares of Preferred Stock in contemplation of certain corporate transactions. Since the Corporation did not engage in these contemplated corporate transactions and since the Board of Directors now believes that reducing the number of authorized shares of Preferred Stock from 20,000,000 shares to 1,000,000 shares should be sufficient for any future transactions or other corporate needs, it is not necessary for the Corporation to have such a large number of authorized shares of Preferred Stock. Furthermore, by reducing the number of shares of authorized Preferred Stock, the Corporation will be able to save on the annual franchise tax payable by the Corporation to the State of Delaware since the franchise tax is based in part upon the number of shares of capital stock which are authorized by the Corporation's Certificate of Incorporation.

          The Corporation has not previously issued, nor does it have any present plans to issue, any shares of Preferred Stock. The amendment to the Certificate of Incorporation does not affect the authorized shares of Common Stock or your ownership of Common Stock.

          WE ARE NOT ASKING YOU FOR A PROXY OR CONSENT TO THE ACTION DESCRIBED HEREIN, AND YOU ARE REQUESTED NOT TO SEND US A PROXY OR A CONSENT TO THE CORPORATION.


                                         By order of the Board of Directors

                                         /s/ Michael E. McGinnis

                                         Michael E. McGinnis
                                         President

December 29, 1999


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